                                                                   EXHIBIT 10.12
                                                                   -------------
                             EMPLOYMENT AGREEMENT
                             --------------------


THIS EMPLOYMENT AGREEMENT, dated as of January 9, 2001 (the "Effective Date"), is by and between KATHERINE N. VICK, residing at Kent, Connecticut 06757 (the "Executive") and Cyberian Outpost, Inc., a Delaware corporation with its principal offices at 23 N. Main Street, Kent, Connecticut 06757 (the "Company");

WHEREAS the Company wishes to continue to employ the services of the Executive and to do so for the period and upon the terms and conditions hereinafter set forth, and Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1.   Employment.
          ----------

     (a) The Company will employ the Executive, and the Executive agrees to be employed by the Company, as Chief Executive Officer and President of the Company. Executive will have the responsibilities, duties and authority commensurate with her position as Chief Executive Officer and President. In connection with each annual meeting of stockholders of the Company during the term of this Agreement, at which Executive's term as a director expires, the Board of Directors of the Company will nominate Executive for election as a member of the Board.

     (b) Executive shall devote her full business time and energies to the business and affairs of the Company; provided, however, that nothing contained in this Paragraph 1(b) shall be deemed to prevent or limit her right to: (i) own not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market ( a "Public Company"), provided that Executive does not otherwise have any relationship with such company; (ii) make passive investments aggregating to not more than ten percent (10%) of the securities of any entity that is not a Public Company and is not engaged in a competing business with the Company and with respect to which she is not obligated or required to, and which she does not in fact, devote any substantial efforts which interfere with her fulfillment of her duties hereunder; (iii) continue her passive investment in Katherine Vick, Ltd., provided she is not obligated to or required to, and she does not in fact, devote any efforts to such entity which interfere with her fulfillment of her duties hereunder and provided further that such entity does not provide services to any entity which competes (as defined in paragraph 14(b) hereof) with the Company; and (iv) subject to the prior approval of the Board of Directors of the Company (the "Board"), to serve as a member on the Board of Directors, Board of Trustees or other similar body of other corporations, trade associations, professional associations or entities, provided that, in any event, Executive may continue to serve as a member on boards of which she is currently a member, consisting of the boards or advisory boards of Connecticut Innovation, Inc. and Greenwood Consulting, Inc.

     2.   Term of Employment.
          ------------------

     (a)  Executive's employment hereunder shall commence on the Effective
Date and continue until the second anniversary thereof, unless terminated earlier in accordance with the terms hereof (the "Employment Term"), subject to extension in accordance with the provisions of the following paragraph.

     (b) On the two-year anniversary of the Effective Date, Executive's employment hereunder shall be automatically extended for a period ending on the second anniversary of such anniversary date, unless earlier terminated in accordance with the terms hereof, and unless either Executive or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice was given no later than thirty (30) days prior to the second anniversary of the Effective Date. If either party gives such notice and absent earlier termination in accordance with the terms hereof, the Termination Date (as defined below) shall be the last day of the then current Employment Term.

     As used herein, "Termination Date" shall mean the last date of Executive's employment, as determined in accordance with the terms of this Agreement.

     3.   Compensation.
          ------------

     (a) Base Salary. In consideration for Executive's services under this Agreement and so long as Executive remains employed under this Agreement, Executive will be paid (i) during the period commencing on the Effective Date and ending on April 30, 2002, salary at an annual salary rate of Two Hundred Twenty-five Thousand Dollars ($225,000.00) and (ii) during the twelve (12) month period commencing May 1, 2002 and each twelve (12) month period commencing on each May 1 thereafter during the Employment Term, at an annual salary rate as determined by the Board or its Compensation Committee, but in any event at least equal to the annual salary rate in effect immediately preceding the commencement of the twelve (12) month period in question. Executive's annual salary rate in effect from time to time is referred to herein as the "Base Salary."
Executive's Base Salary shall be paid in periodic installments at such times as salaries are generally paid to other senior executives of the Company.

     (b) Bonus Plans. In addition to Executive's Base Salary, Executive shall be entitled to participate in any bonus plans which the Company provides or may establish for the benefit of its senior executives pursuant to which she may be paid any such discretionary bonus payments as the Board or its Compensation Committee shall determine in recognition of Executive's and the Company's performance. In accordance with this provision, the Executive may earn a bonus of up to (i) $67,000 during the Company's fiscal year ended February 28, 2001, and (ii) forty percent (40%) of the Base Salary during the Company's fiscal year ended February 28, 2002, in each case payable as soon as possible after the applicable fiscal year and to be tied to performance goals set, or to be set, by the Compensation Committee, based on a proposal submitted, or to be submitted, by management of the Company to the Compensation Committee.



     4.   Benefits and Reimbursement of Expenses.
          --------------------------------------

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     (a)  Paid Time Off (PTO).  Executive shall be entitled to twenty-five
(25) days of paid time off ("PTO") in the twelve (12) month period commencing on the Effective Date and ending on the first anniversary thereof and each twelve
(12) month period thereafter during the Employment Term (an "Employment Year"). PTO shall be taken at such time or times reasonably calculated so as not to interfere with the business of the Company. If Executive does not use her PTO in any Employment Year, she may carry the unused days over from year to year on a cumulative basis. Upon separation of employment for any reason, Executive shall be paid for all accrued unused PTO time in her final paycheck.


     (b) Employee Benefit Plans and Other Benefits. Executive shall also be entitled to participate in any employee benefit plans which the Company from time to time provides or may establish for the benefit of its senior executives (including, without limitation, group life, medical, and other insurance, retirement, pension, profit-sharing and similar plans), as such plans may be amended from time to time.

     (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by her in furtherance of the Company's business in accordance with reasonable policies adopted from time to time by the Company. The Company will also provide Executive with a monthly allowance to partially offset the cost of acquisition and maintenance of a first class automobile for use by Executive primarily in connection with the performance by her of her duties under this Agreement.

     (d) Life Insurance. Subject to the Executive's being insurable at standard rates, during the Employment Term, the Company will provide One Million Dollars ($1,000,000.00) of term life insurance for Executive, with Executive's designee as beneficiary.

     (e) Financial Planning. Executive shall be entitled to reimbursement for up to Five Thousand Dollars ($5,000.00) of expenses incurred for financial planning services during each twelve (12) month period beginning on the Effective Date of the Employment Term.

     5.   Termination upon Death or Disability.
          --------------------------------------

     (a) Executive's employment by the Company shall terminate upon her death, or upon fifteen (15) days prior written notice from the Company if, by virtue of total and permanent disability (as hereinafter defined), Executive is unable to perform her duties hereunder.

     (b) Executive shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury Executive is unable to or fails to perform a substantial portion of her duties hereunder for a period of one hundred eighty (180) consecutive calendar days or more. The determination that, by virtue of total and permanent disability, Executive is unable to perform a substantial portion of her duties hereunder shall be made by an impartial physician chosen by the Company and reasonably satisfactory to Executive (or her legal representative). The cost of such examination shall be borne by the Company. Executive shall submit to such examination upon the Company's request.

     (c) For purposes of this Paragraph 5, the Termination Date in the event of death shall be the date of death and in the event of total and permanent disability shall be the date fifteen

(15) days after the Company's written notice to Executive that the physician referenced to above in Paragraph 5(b) has made a determination of Executive's total and permanent disability in accordance with Paragraph 5(b) above.

     6.   Termination by the Executive.   Executive's employment may be
          -----------------------------
terminated by her, by giving a Notice of Termination, as follows: (a) at any time by written notice of at least sixty (60) days to the Company and; (b) at any time by written notice for a "Constructive Termination". The Termination Date in the event of any such termination shall be the date set forth in the Notice of Termination.

     As used herein, a "Constructive Termination" shall mean: (i) a failure of the Company to comply with any provision of this Agreement which failure, if capable of remedy, has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company, provided that any notice of termination hereunder shall be given within ninety (90) days after the end of such thirty (30) day period; or (ii) a material change by the Company in Executive's title, authority, functions, duties or responsibilities which materially adversely affects her position with the Company or causes it to become of less responsibility, scope or importance, provided that such material change is not in connection with a termination of Executive's employment hereunder for Cause, disability (as defined herein) or pursuant to Section 6(a) above; or (iii) a failure to elect Executive as Chief Executive Officer and President of the Company or to nominate Executive as a member of the Board or any removal of Executive as a member of the Board, provided that any such failure or removal is not in connection with a termination of Executive's employment hereunder for Cause, disability (as defined herein) or pursuant to
Section 6(a) above; or (iv) causing or requiring Executive to report to anyone other than the Board or causing Executive to no longer be the most senior operating officer of the Company, or (v) a proposal by the Company to relocate the Executive's principal place of employment to a location which is outside of the State of Connecticut or the greater New York City metropolitan area.

     7.   Termination by the Company.
          --------------------------

          (a) Termination Events. Executive's employment may be terminated at any time by the Company (i) with Cause (in accordance with Paragraph (b) below) by a Notice of Termination to Executive, effective immediately unless a later date is otherwise stated in such notice, which date shall be the Termination Date therefor, (ii) without Cause at any time, by a Notice of Termination to Executive, effective sixty (60) days after the date given, except as Executive and the Company may otherwise agree, which date of effectiveness shall be the Termination Date thereof, or (iii) for total and permanent disability in accordance with Paragraph 5.

          (b) Definition of "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:
(i) the continued and willful failure by Executive to substantially perform her duties hereunder (other than any such failure resulting from her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Executive for a Constructive Termination); (ii) the willful engaging by Executive in misconduct which is materially injurious to the Company's business or reputation, monetarily or otherwise; (iii) the willful violation by Executive of any material provision of this Agreement; or (iv) Executive's conviction of an act of fraud or embezzlement against the Company. Executive shall not be deemed to have been

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terminated for Cause unless (1) reasonable notice has been delivered to her setting forth the reasons for the Company's intention to terminate for Cause, and (2) a period of twenty (20) days has elapsed since delivery of such notice during which Executive was afforded an opportunity to cure, if capable of remedy, the reasons for the Company's intention to terminate for Cause. No action or failure to act by Executive shall be deemed willful under this Paragraph if Executive believed in good faith that such conduct was in, or not opposed to, the best interest of the Company.

     8.   Notice of Termination.  Any termination of Executive's employment
          ---------------------
by the Company or by Executive (other than as a result of death) shall be communicated by written notice of termination to the other party hereto in accordance with Paragraph 16(a) (a "Notice of Termination").

     9.   Payments of Compensation Upon Termination or Expiration.
          -------------------------------------------------------

     (a) Without Cause, Expiration Occasioned by Company or Constructive Termination. In the event Executive's employment hereunder is terminated by the Company without Cause under Paragraph 7, or if Executive's employment is terminated by Executive for a Constructive Termination, or if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended (except if such termination follows a Change of Control, in which case paragraph 9(c) shall apply), Executive shall be entitled to a lump-sum payment payable within thirty (30) days of the Termination Date equal to (i) (A) the greater of the amount of Base Salary that, absent early termination by the Company without Cause or by Executive for a Constructive Termination, would have been paid from the Termination Date through the remainder of the then current Employment Term, or one year of Base Salary, or
(B) in the event the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, one year of Base Salary, plus (ii) to the extent earned and not already paid, any bonus payable pursuant to Paragraph 3 for the prior fiscal year. Furthermore, in such event, Executive shall be entitled to the continuation of benefits set forth in Paragraph 11 below.

     (b) For Cause, by Executive other than for Constructive Termination, or upon Death or Total and Permanent Disability. In the event the Company shall terminate Executive's employment for Cause, or Executive shall terminate her employment for other than Constructive Termination, or Executive gives written notice under Paragraph 2(b) of her desire to end the automatic extension of the Employment Term, or in the event of the death or total and permanent disability of Executive pursuant to Paragraph 5, then Executive shall be entitled as of the Termination Date to no additional compensation under this Agreement, except as provided in Paragraph 12 or as otherwise provided under the benefit plans of the Company.

     (c) Termination following a Change of Control. In the event that, following a Change of Control (as defined below) of the Company, (i) Executive's employment hereunder is terminated by the Company without Cause under Paragraph 7, or (ii) Executive's employment is terminated by Executive for a Constructive Termination, or (iii) if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, Executive shall be entitled to a lump-sum payment payable within thirty (30) days of the expiration of the Employment Term equal to the sum of (i) three (3) times the annual Base Salary rate in effect immediately prior to such Termination Date, plus (ii) to the extent earned and not already paid, any bonus payable pursuant to Paragraph 3 for the prior fiscal year. Furthermore, in such event, Executive shall be entitled to the continuation of benefits set forth in Paragraph 11 below.

     As used herein, a "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

     (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company;

     (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this provision, considered as though such individual were an Incumbent Director; or

     (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

     (iv) any transaction of the type described in subsection (iii) above where (A) the percentage referred to is more than 80% of the combined voting power of all the outstanding securities and where (B) within three
     (3) months of such transaction Executive is not serving as chief executive officer of the combined company or group of companies and reporting only to the Board of Directors of the parent company; or

     (v) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate (A) in the event the Company is not a "Reporting Company" (meaning a Company that is subject to the reporting requirements of the Exchange Act and has registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the Exchange Act), fifty percent (50%) or more or (B) in the event the Company is a Reporting Company, twenty-five percent (25%) or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company.

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     10.  Equity Compensation.  On the date hereof, the Company shall grant to
          -------------------
Executive an option (which shall, in the discretion of Executive, be either a non-qualified option or an incentive option within the meaning of Section 422 of the Internal Revenue Code ("Section 422") (or any combination thereof), provided that any incentive option must comply with all applicable provisions of Section
422) to purchase three hundred thousand (300,000) shares of the common stock of the Company pursuant to the Company's 1998 Employee, Director and Consultant Stock Plan at a per share exercise price equal to the market price of the Company's common stock as quoted on the NASDAQ National Market as of the close of business on the day prior to the Effective Date. The option will have a term of ten years. The option will become exercisable for thirty-three percent (33%) of the shares as of the Effective Date and the remainder of the option will become exercisable in twenty-four (24) equal monthly installments following the Effective Date in accordance with the terms of the option agreement. In the event of a Change of Control after the Effective Date, the option will become fully exercisable. The form of the option agreement is attached hereto as Exhibit A.
---------

     11.  Continuation of Benefits. In the event Executive's employment
          ------------------------
hereunder is terminated by Executive for a Constructive Termination or by the Company without Cause or if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, then:

     (a) should Executive properly elect and otherwise qualify for continuation of medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and in effect on the date of the Executive's termination of employment hereunder ("COBRA"), and make the payments required by COBRA, the Company shall reimburse Executive, upon submission of reasonable documentation of such payments, for the cost thereof for the applicable COBRA period but not exceeding eighteen (18) months; and

     (b) as to any other Benefit Plan or Benefit described under paragraph 4(b) above, should Executive be eligible to continue group coverage or participation under the terms of such plans or program, as in effect on the date of the Executive's termination of employment, the Company shall bear the cost thereof for a period of eighteen (18) months from the Termination Date, provided that, should continuation under the Company's group plan not be available, the Company shall purchase reasonably comparable individual coverage, if available, at its expense, and provided further, that the Company under no circumstances shall be liable to expend more than one hundred twenty percent (120%) of the cost of providing coverage for Executive under such Benefit Plan or Benefit while she was employed by the Company.

     12.  Accrued Compensation.  In the event of any termination of Executive's
          --------------------
employment for any reason, Executive (or her estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of her employment during the period prior to termination and has not yet been paid, together with any amounts for accrued but unused vacation time and for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within thirty (30) days of the Termination Date.

     13.  Confidential Information.  The Executive shall not use for her own
          ------------------------
advantage or disclose any proprietary or confidential information relating to the business operations or properties of the Company or any other entity directly or indirectly controlled by the Company

(each an "Affiliate") or any of their respective customers, suppliers, servicers, licensors or licensees, unless such information has become public through no fault of the Executive, and provided that such information may be disclosed (i) as required pursuant to court order or other legal proceeding or
(ii) as Executive determines is reasonably necessary, to her legal and other advisors. Upon termination of the Executive's employment, the Executive will surrender and deliver to the Company all documents and information of every kind relating to or connected with the Company or any Affiliate and their respective businesses, customers, suppliers, servicers, landlords, licensors and licensees.

     14.  Non-compete.
          -----------

     (a) During Executive's employment under this Agreement or otherwise and for a period of one (1) year after the Termination Date, Executive will not, without the express written consent of the Company, anywhere in the United States or any territory or possession thereof or in any foreign country in which the Company was active as of the Termination Date: (i) compete (as defined below) with the Company or any Affiliate; or (ii) otherwise interfere with, disrupt or attempt to interfere with or disrupt the relationship between the Company or an Affiliate and any person or business that was a customer, supplier, lessor, licensor, contractor or employee of the Company or such Affiliate on the Termination Date or within two (2) years prior to the Termination Date. In addition, for a period of one (1) year after the Termination Date, Executive will not, directly or indirectly, solicit or endeavor to entice away from the Company any of its employees.

     (b) The term "compete" as used in this Paragraph 14 means directly or indirectly, or by association with any entity or business, either as a proprietor, partner, employee, agent, consultant, director, officer, shareholder or in any other capacity or manner to solicit for hire, hire, sell to, rent from, or otherwise conduct (i) any business related to the Internet-based retail sale of computer hardware, software or peripherals or (ii) any other material business actively engaged in by the Company at the Termination Date or (iii) any other material business which the Company has made, and is then continuing to make, substantial plans to conduct at the Termination Date and which the Company is actively engaged in within three (3) months following the Termination Date; provided, however, that (ii) and (iii) above shall not include any business conducted by the Company solely through an entity with which the Company entered into a transaction that constituted a Change of Control (as defined in Paragraph 9 hereof) within three (3) months of the Termination Date).

     (c) The foregoing shall not prohibit Executive from owning not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market, provided that Executive does not otherwise have any relationship with such company.

     15.  Indemnification; Insurance.  During the period of Executive's
          --------------------------
employment hereunder and thereafter, the Company agrees to indemnify Executive in her capacity as an officer and director of the Company to the maximum extent permitted under applicable state law, and, without limiting the foregoing, the Company will pay all expenses incurred by Executive in accordance with Section 145(e) of the Delaware General Corporation Law; this provision will survive the termination of this Agreement. Further, if available upon payment of a reasonable premium as determined by the Board, the Company will secure standard Director and Officer Liability Insurance covering Executive in her capacity as an officer and director of the Company to the extent such insurance is secured for other senior executives of the Company.

     16.  General.
          -------

     (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Company:  Cyberian Outpost, Inc.
                         23 N. Main Street
                         Kent, Connecticut  06757
                         Attn: Corporate Counsel

     If to Executive:    Katherine N. Vick
                         Address on file at the Company

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including, without limitation, (i) the Employment Agreement dated June 2, 1998, and (ii) the Employment Agreement dated June 16, 1999, as amended by a Letter Agreement dated November 16, 2000. Notwithstanding the foregoing, paragraph 10(b) of the Employment Agreement dated June 2, 1998 (and the definitions related thereto) shall survive the execution of this Agreement and shall remain in full force and effect. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Parties. This Agreement is personal and shall in no way be subject to assignment by Executive. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company, and shall be binding upon and shall inure to the benefit of Executive, her heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor as aforesaid.

     (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

     (g) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Connecticut or of the United States of America for the District of Connecticut. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 16(a) hereof.

     (h) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (i) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (k) Expenses. The Company will reimburse the Executive for her reasonable legal fees in connection with the negotiation of this Agreement.

     (l) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                             CYBERIAN OUTPOST, INC.



                                             By:  /s/ Paul Williams
                                                  ------------------------
                                             Title:  CFO



                                               /s/ Katherine N. Vick
                                             ------------------------
                                             Katherine N. Vick

                                   Exhibit A



                     NON-QUALIFIED STOCK OPTION AGREEMENT

                            CYBERIAN OUTPOST, INC.

     AGREEMENT made as of the 9th day of January 2001, between Cyberian Outpost, Inc. (the "Company"), a Delaware corporation having a principal place of business in Kent, Connecticut, and Katherine N. Vick of Kent, Connecticut (the "Participant").

     WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $.01 par value per share (the "Shares"), under and for the purposes set forth in the Company's 1998 Employee, Director and Consultant Stock Plan (the "Plan");

     WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

     WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1.   GRANT OF OPTION.
          ---------------

     The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of three hundred thousand (300,000) Shares, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

     2.   PURCHASE PRICE.
          --------------

     The purchase price of the Shares covered by the Option shall be One Dollar and 25/100, ($1.25) per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with Paragraph 8 of the Plan.

     3.   EXERCISABILITY OF OPTION.
          ------------------------

     Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become cumulatively exercisable as follows:

The Date Hereof                                          100,000 Shares

Thereafter, Monthly for 24                               8,333.33 Shares/month
  months

Notwithstanding the foregoing, if the Participant's employment is terminated by the Company without Cause (as defined in the Participant's Employment Agreement dated as of the date hereof by and between the Participant and the Company (the "Employment Agreement")) or by the Participant by reason of a Constructive Termination (as defined in the Employment Agreement) on or prior to January 9, 2002 , an additional thirty percent (30%) of the then unvested portion of this Option shall accelerate and become fully vested and exercisable as of the Termination Date (as defined in the Employment Agreement), and if the Participant's employment is terminated by the Company without Cause or by the Participant by reason of Constructive Termination subsequent to January 9, 2002, an additional twenty percent (20%) of the then unvested portion of this Option shall accelerate and become fully vested and exercisable as of the Termination Date. In addition, in the event of a Change of Control (as defined in the Employment Agreement), this Option will become fully exercisable as of the Change of Control and, without limitation, for purposes of the Change of Control.

     The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

     4.   TERM OF OPTION.
          --------------

     The Option shall terminate ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

     If the Participant's employment with the Company is terminated for any reason other than for cause (as defined in the Employment Agreement) the Option may be exercised to the extent it was exercisable as of the Termination Date (as defined in the Employment Agreement ) at any time within twenty-four (24) months following the Termination Date, but no later than the remaining term of the Option.

     In the event the Participant's employment is terminated by the Company for cause, the Participant's right to exercise any unexercised portion of this Option shall cease as of the termination date, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Termination Date, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Termination Date, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

     5.   METHOD OF EXERCISING OPTION.
          ---------------------------

     Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal executive office, in substantially the form of Exhibit A attached hereto. Such notice shall state
                          ---------
the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 8 of the Plan. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) to the extent that there will be no resulting charge to the Company's earnings statement, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) to the extent that there will be no resulting charge to the Company's earnings statement, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) by any combination of (a), (b), (c),
(d) and (e) above. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to this Section 5, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     6.   PARTIAL EXERCISE.
          ----------------

     Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

     7.   NON-ASSIGNABILITY.
          -----------------

     The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant's guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void. Notwithstanding the foregoing, the Option may be transferred, in whole or in part but without consideration;

          (A) to any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 as of the grant date (collectively, "Immediate Family Members"),

          (B) to a trust solely for the benefit of the Participant and Immediate Family Members;

          (C) to a partnership or limited liability company whose only partners or shareholders are the Participant and Immediate Family Members; or

          (D) to such other transferee, including without limitation, to a charitable trust or other charitable institution established by or designated by the Participant, as may be approved by the Board, which approval shall not be unreasonably withheld;

     (each transferee described in clauses (A), (B), (C) and (D) being a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the transfer and that the Committee does not promptly thereafter give written notice to the Participant, based on written notice from outside counsel, that such transfer violates the terms of this Agreement.

     The terms of the Option shall apply to any Permitted Transferee and any reference herein to the Participant shall be deemed to the extent of the transfer, to refer to the Permitted Transferee, except that (a) no Permitted Transferee shall be entitled to transfer any portion of the Option other than by will or the laws of descent and distribution and (b) the consequences of a Change of Control, and of termination of the Participant's employment with the Company, as provided in Sections 3 and 4 shall continue to apply.

     8.   NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.
          ---------------------------------------

     The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company's share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

     9.   CAPITAL CHANGES AND BUSINESS SUCCESSIONS.
          ----------------------------------------

     The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference; provided, however, that notwithstanding the foregoing, in the event of an "Acquisition" of the Company (as defined in Section 23B of the Plan) which also constitutes a Change of Control (as defined in the Employment Agreement) the Option shall become fully exercisable as of the Acquisition and for purposes of the Acquisition. The Company agrees that the adjustments with respect to stock subject to Options provided for in the Plan will be made automatically and are not discretionary with respect to the Participant.

     10.  TAXES.
          -----

     The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant's responsibility.

     The Participant agrees that the Company may withhold from the Participant's remuneration, if any, the appropriate amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person's gross income. At the Participant's discretion, but only to the extent that there will be no resulting charge to the Company's earnings statement, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

     11.  PURCHASE FOR INVESTMENT.
          -----------------------

     As of the grant date, the Shares to be issued upon exercise of the Option are duly registered on Form S-8 or otherwise and the Company shall use all reasonable efforts to ensure that during any period that its Common Stock is publicly traded all such Shares are, and shall remain, registered for issuance on exercise of the Option.

     Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

     (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

               "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;" and

     (b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

     12.  NO OBLIGATION TO MAINTAIN RELATIONSHIP.
          --------------------------------------

     The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company.

     13.  NOTICES.
          -------

     Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:
                              Cyberian Outpost, Inc.
                              Director of Human Resources
                              PO Box 636
                              27 North Main Street
                              Kent, Connecticut  06757

If to the Participant:
                              Katherine N. Vick
                              14 Flanders Lane
                              Kent, Connecticut  06757

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

     14.  GOVERNING LAW.
          -------------

     This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

     15.  BENEFIT OF AGREEMENT.
          --------------------

     Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     16.  ENTIRE AGREEMENT.
          ----------------

     This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

     17.  MODIFICATIONS AND AMENDMENTS.
          ----------------------------

     The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

     18.  WAIVERS AND CONSENTS.
          --------------------

     Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

                                   Cyberian Outpost, Inc.


                                   By: _______________________________________



                                       _______________________________________
                                       Katherine N. Vick

                                                                       Exhibit A
                                                                       ---------


               NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

                         [Form For Registered Shares]


TO:  Cyberian Outpost, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

     I hereby exercise my Non-Qualified Stock Option to purchase _________ shares (the "Shares") of the common stock, $.01 par value, of Cyberian Outpost, Inc. (the "Company"), at the exercise price of $________ per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated _______________, 2000.

     I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

     I am paying the option exercise price for the Shares as follows:


                      __________________________________


     Please issue the stock certificate for the Shares (check one):



     [_] to me; or


     [_} to me and ____________________________, as joint tenants with right of survivorship,

     and mail the certificate to me at the following address:



     ________________________________________________

     ________________________________________________

     ________________________________________________

     My mailing address for shareholder communications, if different from the address listed above, is:



     ________________________________________________

     ________________________________________________

     ________________________________________________


                                     Very truly yours,


                                     __________________________________________
                                     Participant (signature)


                                     __________________________________________
                                     Print Name


                                     __________________________________________
                                     Date


                                     __________________________________________
                                     Social Security Number